Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Pacific Copper Corp. (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-QSB for the quarter ended July 31, 2008 (the “Form 10-QSB”) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 11, 2008

/s/ Andrew A. Brodkey
Andrew A. Brodkey, CEO and President
(Chief Executive Officer and President of Pacific Copper Corp.)

Dated: September 11, 2008

/s/Rakesh Malhotra
Rakesh Malhotra, C.A., Chief Financial Officer
(Chief Financial Officer of Pacific Copper Corp.)

A signed original of this written statement required by Section 906 has been provided to Pacific Copper Corp. and will be retained by Pacific Copper Corp. and furnished to the Securities and Exchange Commission or its staff upon request.